Exhibit 23.3

CONSENT OF WRIGHT & COMPANY, INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Range Resources Corporation and in the related Prospectuses (collectively, the “Registration Statement”) of the use of the name Wright & Company, Inc. and the incorporation by reference from the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2015 of information from our report prepared for Range Resources Corporation.

WRIGHT & COMPANY, INC

TX Firm Registration No. F-12302

By:	/s/ D. Randall Wright
D. Randall Wright, President

Brentwood, Tennessee

February 29, 2016